Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the accompanying Quarterly Report on Form 10-Q of Velocity Asset Management, Inc. for the period ended September 30, 2008, I, John C. Kleinert, President and Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.         Such Quarterly Report on Form 10-Q for the period ended September 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Velocity Asset Management, Inc.

Dated: November 10, 2008	/s/ John C. Kleinert

John C. Kleinert, President and
Chief Executive Officer